EXHIBIT 10.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

ANNUAL INCENTIVE PLAN

OF

KINDER MORGAN, INC.

THIS AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Annual Incentive Plan (the “Plan”) of Kinder Morgan, Inc. is effective as of January 18, 2017.  Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

WHEREAS, the Plan was originally adopted by the Board of Directors (the “Board”) as the Annual Incentive Plan of Kinder Morgan, Inc., effective as of January 1, 2011. The Plan was amended and restated as the Amended and Restated Annual Incentive Plan of Kinder Morgan, Inc. by the Board on January 21, 2015, and was approved the Company’s stockholders; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Amendments.

a.              Clawbacks

Section 3.8 of the Plan shall be deleted in its entirety and replaced with the following:

“3.8        Clawbacks

To the extent required by Company policy or applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.”

2.                                      Effect on the Plan.  Other than as specifically set forth herein, all other terms and provisions of the Plan shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.